Exhibit 16.1

Our ref.: HG/SL/P279/AUD2

November 6, 2017

Securities and Exchange Commission

100 F Street, NE

Washington DC 20549

United States

Attn: Chief Accountant

Dear Sirs,

PACIFIC VEGAS GLOBAL STRATEGIES, INC.

We have read Item 4.01(a) of Pacific Vegas Global Strategies, Inc’s Form 8-K, which discusses the resignation of Mazars CPA Limited as its independent registered public accounting firm, and we agree with the statements made therein.

Yours faithfully,

/s/ Mazars CPA Limited
Mazars CPA Limited
Certified Public Accountants